Exhibit T3B.1

BYLAWS

OF

GSI LUMONICS CORPORATION

MAY 1, 2000

ARTICLE 1

OFFICES

The corporation may establish or discontinue, from time to time, such offices and places of business as may be deemed proper for the conduct of its business.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

2.1 Annual Meeting. Unless the Board of Directors shall otherwise determine, the annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday in May of each year, or, if that day be a legal holiday, on the next succeeding day not a legal holiday.

2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the Board and shall be called by the Secretary upon the written request, stating the purpose or purposes of any such meeting, of the holders of common stock who hold of record collectively not less than 25 percent of the outstanding shares of common stock. Unless limited by law, the Articles of Incorporation, the Bylaws, or by the terms of the notice, any and all business may be transacted at any special meeting of the shareholders.

2.3 Place of Meetings. Each meeting of shareholders shall be held at such place as may be designated by the Board for a particular meeting, prior to the time when notice of the meeting is given to the shareholders entitled to vote at the meeting.

2.4 Notice of Meetings. Except as otherwise provided or permitted by law, the Articles of Incorporation, or the Bylaws, notice of each meeting of shareholders shall be given to each shareholder of record entitled to vote at the meeting either by delivering the notice to him personally or by mailing it to him. If mailed, the notice shall be directed to the shareholder at his address as it appears on the records of the corporation unless, prior to the time of mailing, he has filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of shareholders shall be in a form approved by the Board and shall state the place, date and hour of the meeting, and if for a special meeting the purposes for which the meeting is called, and shall be given not fewer than ten nor more than sixty days before the date of the meeting.

2.5 Organization. The Chief Executive Officer shall act as chairman at all meetings of shareholders and shall call all meetings of shareholders to order and preside at them. The Board may designate an alternate chairman for any meeting of shareholders, and if the Chief Executive Officer is absent from a meeting and an alternate chairman has been designated, he shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary at all meetings of the shareholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

2.6 Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum at all meetings of the shareholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

2.7 Order of Business. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote.

2.8 Vote of Shareholders. Upon the demand of any shareholder entitled to vote, the vote for directors shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the chairman of the meeting. In a vote by ballot each ballot shall state the number of shares voted and the name of the shareholder or proxy voting. Except as otherwise required by law or by the Articles of Incorporation, directors to be elected at a meeting of shareholders shall be elected by a plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at such meeting by the holders of stock entitled to vote.

2.9 Voting List. The officer who has charge of the stock ledger of the corporation shall, at least ten days before every meeting of the shareholders prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

2.10 Meeting by Conference Telephone. A shareholder may participate in a meeting of shareholders by a conference telephone or similar communications equipment by which all persons participating in the meeting may hear each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

ARTICLE 3

BOARD OF DIRECTORS

3.1 Shareholders Act as Directors. As of the date of the adoption of these Bylaws, Article VIII of the Corporation’s Articles of Incorporation provides that:

The Corporation shall have no Board of Directors. The usual powers, authorities and obligations ordinarily delegated to the Board of Directors shall be assumed by the Shareholder of the Corporation.

Accordingly, for all purposes under these Bylaws, the Shareholders shall have the powers, authorities and obligations otherwise delegated to the Board of Directors under these Bylaws.

3.2 Number. The number of directors constituting the Board of Directors of the corporation shall be such number as is fixed from time to time by resolution adopted by the Board or by the shareholders.

3.3 General Powers. The business, properties and affairs of the corporation shall be managed by the Board, which shall, without limiting the generality of the foregoing, have power to appoint the officers of the corporation, to appoint and direct agents, and to grant general or limited authority to officers, employees, and agents of the corporation to make, execute, and deliver contracts and other instruments and documents in the name and on behalf of the corporation and over its seal, without specific authority in each case. In addition, the Board shall have and may exercise all the powers of the corporation and do all lawful acts and things which are not reserved to the shareholders by law or the Articles of Incorporation.

3.4 Place of Meetings. Meetings of the Board shall be held at the principal office of the corporation or such other place within or without the State of Michigan as may, from time to time, be fixed by resolution of the Board. The place so determined for any meeting may be changed to some other place, in the case of a regular meeting, by order of the Chief Executive Officer, and, in the case of a special meeting, by order of the person or the persons at whose request the meeting is called. In either case the place so changed must be specified in a notice given as provided in Section 3.7 or in a waiver of notice thereof. Members of the Board or any committee appointed by the Board may participate in a meeting of the Board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

3.5 Organization Meeting. A newly elected Board shall meet and organize, as soon as practicable, after each annual meeting of shareholders, at the principal office of the corporation, without notice of such meeting, provided a majority of the whole Board is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given as provided in Section 3.7 for special meetings of the Board or in a waiver of notice. Any business which may properly be transacted by the Board may be transacted at any organization meeting.

3.6 Regular Meetings. The Board shall meet, without notice, at such times as shall be fixed by resolution of the Board, at the principal office of the corporation. If any such day shall be a legal holiday, the meeting shall be held at the same place where the meeting was to be held, on the next succeeding business day not a legal holiday, at the time fixed by the Board. Any business which properly may be transacted by the Board may be transacted at any regular meeting.

3.7 Special Meetings; Notice and Waiver of Notice. Special meetings of the Board shall be called by the Secretary at the request of the Chief Executive Officer, or at the request in writing of any three directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director, at his residence or usual place of business, not later than two days before the day on which the meeting is to be held or shall be given to him either in person or by telegraph or by telephone, not later than the day before the meeting. Whenever notice of any meeting of the Board is required to be given under any provision of law, the Articles of Incorporation or the Bylaws, a written waiver of notice signed by the directors entitled to notice, whether before, at, or after the time of such meeting, shall be deemed equivalent to notice. Attendance of a director at any meeting of the Board shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board or any committee thereof need be specified in any written waiver of notice.

3.8 Organization. The Chief Executive Officer shall preside at all meetings of the Board. In the absence of the Chief Executive Officer, a temporary chairman may be chosen by the members of the Board present to preside at a meeting of the Board. The Secretary of the corporation shall act as the secretary at all meetings of the Board, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

3.9 Quorum and Manner of Acting. At every meeting of the Board a majority of the entire Board shall constitute a quorum; and, except as otherwise provided by law, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

3.10 Voting. On any question on which the Board shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board so requests.

3.11 Directors’ Compensation. Directors who are not officers of the corporation shall receive such compensation as may be fixed by the Board for services on the Board or any Committee of the Board.

3.12 Resignations. Any director may resign at any time either by oral tender of resignation at any meeting of the Board or by such tender to the Chief Executive Officer or by giving written notice thereof to the corporation. Any resignation shall be effective immediately unless a different date is specified for it to take effect.

ARTICLE 4

COMMITTEES

4.1 Committees. The Board may appoint from time to time committees which shall have such powers and duties as the Board may properly determine, and may appoint one of the members of any such other committee to be its chairman.

4.2 Place of Meetings. Notice and Waiver of Notice. Meetings of committees of the Board shall be held at the principal office of the corporation or at such other places as the committee in question may determine from time to time. Meetings of any committee of the Board may be called by the chairman of such committee or by the Secretary at the request of any other member thereof. Notice of any meeting of any committee of the Board shall be in form approved by the chairman of such committee, or if the meeting is called pursuant to the request of some other member of such committee and there is a failure to approve the form of notice as aforesaid, then in the form approved by such member. The provisions of Section 3.6 with respect to the giving and waiver of notice of special meetings of the Board shall also apply to all meetings of such other committees.

ARTICLE 5

OFFICERS

5.1 Officers. The corporation shall have a Chief Executive Officer, a President, may have one or more Vice Presidents, and shall have a Secretary, a Treasurer, and such other officers as may be appointed by the Board. The President shall be selected from among the directors. The Board may also appoint such other officers and agents as in its judgment the business of the corporation may require, and any such officers may be appointed, subject to the authority of the Board, by the President.

5.2 Term of Office. All officers shall hold office at the pleasure of and until removed by the Board, or, in the case of officers who may be appointed by the President, until removed by one of them or by the Board.

5.3 Resignations. Any officer may resign at any time, either by oral tender of resignation to the President or by giving written notice to the corporation. Any resignation shall be effective immediately unless a different date is specified for it to take effect.

5.4 Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Board unless a Chairperson of the Board has been elected to do so. Unless a specific description of the Chief Executive Officer’s duties is adopted by the Board, which shall then be controlling, the Chief Executive Officer, along with the President, shall be the chief executive and administrative officer of the Corporation having all authorities normally associated therewith. The Chief Executive Officer shall have such other powers and duties as are delegated by the these Bylaws or by the Board.

5.5 The President. The President along with the Chief Executive Officer shall have general supervision of the business and affairs of the corporation and shall be responsible for carrying out the policies adopted or approved by the Board. They shall direct the functions and activities of all other officers or agencies of the corporation. They shall preside at all meetings of the shareholders and of the Board. The President and Chief Executive Officer shall also perform such acts and duties as pertain to that office by virtue of law or regulation.

5.6 Vice President. Each Vice President shall perform such duties and exercise such powers as may be delegated by the Board or the President. In the absence or disability of the President or a vacancy in that office, those particular acts and duties which by law or regulation pertain to the office of the President shall be performed by a Vice President as shall be designated by the Board.

5.7 The Secretary. The Secretary shall attend to the giving of notice of all meetings of shareholders and of the Board and committees, as provided in Sections 2.4 and 3.6, and shall keep minutes of all proceedings at all meetings. He shall have charge of the corporate seal and shall have authority to attest to any and all instruments or writings to which the same may be affixed. He shall have charge of the stock ledger and shall keep and account for all books, documents, papers and records of the corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties which usually pertain to the office of Secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the President shall perform his duties.

5.8 The Treasurer. The Treasurer shall have the care and custody of all the funds of the corporation and shall deposit the same in such banks or other depositories as the Board, or any officer authorized by the Board, shall from time to time direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the corporation and shall render a statement of his accounts whenever the Board shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the corporation, and shall generally perform all the duties usually appertaining to the office of Treasurer of a corporation. When required by the Board, he shall give bonds for faithful discharge of his duties in such sums and with such sureties as the Board shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform his duties.

5.9 Compensation. The compensation of the Chief Executive Officer, President, the Vice Presidents, the Secretary, and the Treasurer shall be fixed by the Board. Subject to the authority of the Board, the Chief Executive Officer, the President, or any other officer or committee of the officers appointed by him may appoint or dismiss all or any other officers and all or any clerks, agents and employees, prescribe their duties, and from time to time fix their compensation.

ARTICLE 6

INDEMNIFICATION

Each person who is or was a director, officer, or member of a committee of the corporation and each person who serves or has served at the request of the corporation as a director, officer, partner, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation to the fullest extent permitted by the laws of the State of Michigan as they may be in effect from time to time. The corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any employee or agent of the corporation to the fullest extent provided under the laws of the State of Michigan as they may be in effect from time to time. The corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against and incurred by such person in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify such person against such liability under the preceding sentences.

ARTICLE 7

STOCK AND TRANSFERS OF STOCK

7.1 Stock Certificates. The stock of the corporation shall be represented by certificates signed by the President and (i) the Secretary or an Assistant Secretary, or (ii) the Treasurer or an Assistant Treasurer. Where any such certificate is countersigned by a Transfer Agent, other than the corporation or its employee, or by a Registrar other than the corporation or its employee, such officers’ signatures may be facsimiles, engraved, stamped, or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer,

Transfer Agent or Registrar were an officer, Transfer Agent of Registrar at the date of its issue. The certificates representing the stock of the corporation shall be in such form as shall be approved by the Board.

7.2 Transfer Agents and Registrars. The Board, in its discretion, may appoint from time to time one or more banks as the Board may deem advisable to act as Transfer Agents and Registrars of the stock of the corporation; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

7.3 Transfers of Stock. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require. No transfer of stock other than on the records of the corporation shall affect the right of the corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of records as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the records of the corporation.

7.4 Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board in its discretion, or any officer or officers or any agent or agents thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed and may cause of authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish to the corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of its ownership, and also such security or indemnity as they may require.

ARTICLE 8

CORPORATE SEAL

8.1 Seal. The seal of the corporation shall be in such form as may be approved, from time to time, by the Board.

8.2 Affixing and Attesting. The seal of the corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board.

ARTICLE 9

MISCELLANEOUS

9.1 Fiscal Year. The fiscal year of the corporation shall be the calendar year.

9.2 Signatures of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such a manner as, from time to time, may be prescribed by resolution of the Board or may be prescribed by any officer of officers, or any officer and agent jointly, duly authorized by the Board.

9.3 Execution of Contracts and other Instruments. The CEO, President, any Vice President, the Secretary, and the Treasurer shall each have general authority to execute contracts, bonds, deeds and powers of attorney in the name of and on behalf of the corporation. Any contract, bond, deed or power of attorney may also be executed in the name of and on behalf of the corporation by such other officer or such other agent as the Board may from time to time direct. The provisions of this Section 9.3 are supplementary to any other provision of these Bylaws.

9.4 Shares of Other corporations. The CEO, President, any Vice President, and the Secretary is each authorized to vote, represent and exercise on behalf of the corporation, all rights incidental to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by the officer in person or by any person authorized to do so by proxy or power of attorney duly executed by the officer. Notwithstanding the above, however, the Board, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

ARTICLE 10

AMENDMENTS

The Bylaws may be altered, amended or repealed, and new Bylaws adopted, from time to time, by vote of the majority of the Board at any regular or special meeting.

Dated: May 1, 2000

BY-LAWS

OF

PHOTON SOURCES, INC.

ARTICLE I

Meetings

Section 1. Place of Meeting. Any or all meetings of the shareholders, and of the Board of Directors, of this corporation may be held within or without the State of Michigan.

Section 2. Annual Meeting of Shareholders. After the year 1967 on the first Tuesday of April , an annual meeting of the shareholders shall be held in each year, one of the purposes of which shall be the election of a Board of Directors.

Section 3. Notice of Annual Meeting of Shareholders. At least 10 days prior to the date fixed by Section 2 of this article for the holding of the annual meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

Section 4. Delayed Annual Meeting. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely not less than a ten-day notice.

Section 5. Order of Business at Annual Meeting. The order of business at the annual meeting of the shareholders shall be as follows:

a.	Roll Call;

b.	Reading Notice and Proof of Mailing;

c.	Report of President;

d.	Report of Secretary;

e.	Report of Treasurer;

f.	Election of Directors;

g.	Transaction of other business mentioned in Notice;

h.	Adjournment.

provided, that, in the absence of any objection, the presiding officer may vary the order of business at discretion.

Section 6. Special Meeting of Shareholders. A special meeting of the shareholders may be called at any time by the President, or by a majority of the Board of Directors, or by shareholders entitled to vote on not less than an aggregate of 25 per cent of the outstanding shares of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the President, or by a majority of the Board of Directors, or by shareholders as above provided, the Secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

Section 7. Notice of Special Meeting of Shareholders. At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of each meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

Section 8. Organization Meeting of Board. Immediately following the meeting of incorporators at which these By-Laws are adopted, the Board of Directors named in the Articles of Incorporation shall convene for the purposes of election of officers and transacting any other business properly brought before it. At the place of holding the annual meeting of shareholders, and immediately following same, the Board of Directors as constituted upon final adjournment of such meeting shall convene for the purposes of electing officers and transacting any other business properly brought before it, provided, that the organization meeting in any year may be held at a different time and place by consent of a majority of the directors of such new board.

Section 9. Special Meeting of Board. Special meetings of the board of directors may be called by the President or by a majority of the board of directors at any time by means of written notice of the time, place and purpose thereof mailed, as hereinafter provided, to each director at least three (3) days prior to the date fixed for the holding of such meeting.

Section 10. Notices and Mailing. All notices required to be given by any provision of these By-Laws shall state the authority pursuant to which they are issued (as, “by order of the president,” or “by order of the board of directors,” or “by order of shareholders,” as the case may be) and shall bear the written or printed signature of the secretary. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan, or, if the sendee be not a shareholder, then at his or her last address known to the corporation.

Section 11. Waiver of Notice. Notice of the time, place and purposes of any meeting of the shareholders or of the board of directors, may be waived by telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

ARTICLE II

QUORUM

Section 1. Quorum of Shareholders. A majority of the outstanding shares of this corporation entitled to vote, present by the record holders thereof in person or by proxy shall constitute a quorum at any meeting of the shareholders.

Section 2. Quorum of Directors. A majority of the directors shall constitute a quorum, provided that if the number of directors shall at any time be more than seven, then and in that event one-third of the members of the board shall constitute a quorum.

ARTICLE III

Voting, Elections and Proxies

Section 1. Who is Entitled to Vote. Except as the articles or an amendment, or amendments, thereto otherwise provide, each shareholder of this corporation shall at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such shareholder.

Section 2. Proxies. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three years from its date and no longer.

Section 3. Vote by Shareholder Corporation. Any other corporation owning voting shares in this corporation may vote upon the same by the president of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the board of directors of such shareholder corporation.

Section 4. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

ARTICLE IV

Board of Directors

Section 1. Number of Term of Directors. The business, property and affairs of this corporation shall be managed by a board of directors composed of three members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified. A director may be removed from office at any time by a majority vote of the shareholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

Section 2. Vacancies. Vacancies in the board of directors shall be filled by appointment made by the remaining directors. Each person so elected to fill a vacancy shall remain a director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at any special meeting, duly called for that purpose, held prior thereto.

Section 3. Action by Unanimous Written Consent. If and when the directors severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporation action as though it had been authorized at a meeting of the board of directors.

Section 4. Power to Make By-Laws. The board of directors shall have power to make and alter any by-laws or by-law including the fixing and altering of the number of directors, provided, that the board shall not make or alter any by-laws or by-law fixing the qualifications, classifications or term of office of any member or members of the then existing board.

Section 5. Power to Elect Officers. The board of directors shall select a president, one or more vice-presidents, a secretary and a treasurer, and may select a manager, an assistant secretary and an assistant treasurer. No officer except the president and one vice-president need be a member of the board, but a vice-president who is not a director shall not succeed to nor fill the office of the president.

Section 6. Power to Appoint Other Officers and Agents. The board of directors shall have power to appoint such other officers and agents as the board may deem necessary for transaction of the business of the corporation.

Section 7. Removal of Officers and Agents. Any officer or agent may be removed by the board of directors whenever in the judgment of the board the best interests of the corporation will be served thereby.

Section 8. Delegation of Powers. For any reason deemed sufficient by the board of directors, whether occasioned by absence or otherwise, the board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

Section 9. Power to Fill Vacancies. The board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

Section 10. Power to Appoint Executive Committee. The board of directors shall have the power to appoint by resolution an executive committee composed of two or more directors who, to the extent provided in such resolution, shall have and exercise the authority of the board of directors in the management of the business of the corporation between meetings of the board.

Section 11. Power to Require Bonds. The board of directors may require any officer or agent to file with the corporation and keep in force a bond satisfactory to the board, conditioned for faithful performance of his duties and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

Section 12. Compensation. The compensation of directors, officers and agents shall be such as may be fixed by the board.

ARTICLE V

Officers

Section 1. President. The president shall be selected by and from the membership of the board of directors. He shall preside at all meetings of the board of directors and shall have such other powers and duties as are delegated by the by-laws or by the board of directors.

Section 2. Vice-Presidents. At least one vice-president shall be chosen from the membership of the board. Such vice-presidents as are board members, in the order of their seniority, shall perform the duties and exercise the powers of president during the absence or disability of the president.

Section 3. Secretary. The secretary shall attend all meetings of the shareholders and of the board of directors, and of the executive committee, and shall preserve in books of the company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by-law or resolution. He shall perform such other duties as may be delegated to him by the board of directors or by the executive committee.

Section 4. Treasurer. Except as otherwise provided in this section, the treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors at regular meetings of the board, and whenever requested by them, an account of all his transactions as treasurer and of the financial conditions of the corporation. The board of directors may by resolution delegate to the manager, if there be one, such powers and duties with respect to corporate funds as may be deemed by it desirable.

Section 5. Assistant Secretary and Assistant Treasurer. The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.

Section 6. Manager. If a manager is selected by the board of directors he shall have general and active management of the business of the corporation, to the extent and with the powers and duties which the board of directors shall by resolution prescribe.

ARTICLE VI

Stock and Transfers

Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate of his shares, signed by the president or vice-president and the secretary, or the treasurer or by the assistant secretary or the assistant treasurer, under the seal of the corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and, if such shares are not fully paid, the amount paid; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation, and by a registrar, the signature of any such president, vice-president, secretary, assistant secretary, treasurer or assistant treasurer, and the seal of the corporation, may be facsimile.

Section 2. Transferable only on Books of Corporation. Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate thereof. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely the fact shall be so expressed in the entry of such transfer.

Section 3. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

Section 4. Transfer Agent and Registrar. The board of directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the board may otherwise direct.

Section 5. Regulations. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issues, transfer and registration of certificates for shares in this corporation.

ARTICLE VII

Dividends and Reserves

Section 1. Sources of Dividends. The board of directors shall have power and authority to declare dividends from the following sources:

(a)	From earned surplus;

(b)	From net earnings;

(c)	From any surplus, as to dividends upon preferred shares only;

(d)	From appreciation of the value of the assets of corporation, provided that such dividend shall be payable in stock only.

In determining earned surplus the judgment of the board shall be conclusive in the absence of bad faith or gross negligence.

Section 2. Manner of payment of Dividend. Dividends may be paid in cash, property, in obligations of the corporation or in shares of the capital stock of the corporation.

Section 3. Reserves. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board in its discretion shall approve; and the board shall have power and authority to abolish any reserve created by the board.

ARTICLE VIII

Right of Inspection

Section 1. Inspection of List of Shareholders. At least ten days before every election of directors, a complete list of shareholders entitled to vote at such election shall be open to examination by any registered shareholder entitled to vote at such election, provided, that no shareholder holding less than two per cent of the outstanding capital stock of the corporation shall be entitled to exercise such privilege of inspection in advance of such meeting.

Section 2. Inspection of Books of Accounts and Stock Books. The books of account and stock books of this corporation shall be open to inspection at all reasonable times and for any proper purposes by the shareholders, provided, that no shareholder holding of record in the aggregate leas than two per cent of the outstanding shares of some one class of the stock of this corporation, and no person, whatever his or her holdings, who has not then been a shareholder of record of this corporation for at least three months prior to making such application, shall be permitted to exercise such privilege of inspection, except pursuant to resolution of the board of directors.

ARTICLE IX

Execution of Instruments

Section 1. Checks, etc. All checks, drafts and orders for payment of money shall be drawn in the name of the corporation and shall be signed by such officer or officers, agent or agents as the board of directors shall from time to time designate for that purpose.

Section 2. Contracts, Conveyances, etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the president, or any vice-president, and the secretary, or assistant secretary, may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

ARTICLE X

Seal

Section 1. Seal. The seal of the corporation shall consist of two concentric circles with the name of the corporation inscribed thereon

ARTICLE XI

Amendment of By-Laws

Section 1. Amendment, How Effected. These by-laws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition, or repeal be contained in the notice of meeting or (subject to the limitation of Article IV, Section 4) by the affirmative vote of a majority of the board of directors at any meeting of the board if notice of the proposed amendment, alteration, change, addition to or repeal be contained in the notice of the

Meeting; provided, that any by-law resulting from the affirmative vote of a majority of the board of directors as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders; and provided that no change of the date for the annual meeting of shareholders shall be made within thirty days next before the date on which such meeting is to be held, unless consented to in writing, or by a resolution adopted at a meeting, by all shareholders entitled to vote at the annual meeting.

Dated November 15, 1967

/s/ William Fredrick, Jr.
William Fredrick, Jr., Secretary

Attest:

/s/ Semyon Portnow
Semyon Portnow, President

AMENDMENT TO BY-LAWS

At a duly called and held meeting of the Board of Directors of Photon Sources, Inc. on January 2, 1968, the By-Laws of the corporation were amended as follows.

ARTICLE IV, Section 1, of the By-Laws is amended to read as follows:

Section 1. Number and Term of Directors. The business, property and affairs of this corporation shall be managed by a board of directors composed of five members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified. A director may be removed from office at any time by a majority vote of the shareholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

Assistant Secretary

AMENDMENT TO BY-LAWS

At a duly called and held meeting of the Board of Directors of Photon Sources, Inc. on March 1, 1969, the By-Laws of the corporation were amended as follows:

ARTICLE IV, Section 1, of the By-Laws is amended to read as follows:

Section 1. Number and Term of Directors. The business, property and affairs of this corporation shall be managed by a broad of directors composed of six members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified. A director may be removed from office at any time by a majority vote of the stockholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

Assistant Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

At a duly called and held meeting of the Board of Directors of Photon Sources, Inc. on May 26, 1972, the By-Laws of the corporation were amended by the addition of ARTICLE XII, as follows:

ARTICLE XII.

INDEMNIFICATION OF OFFICERS, DIRECTORS

EMPLOYEES AND AGENTS: INSURANCE

Section 1. Any directors and officers or former directors or officers shall be held harmless and indemnified by the Corporation against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they or any of them are made parties or a party by reason of being or having been directors or a director or officer of the Corporation except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty and to such matters as shall be settled by agreement predicated on the existence of such liability.

Section 2. To the extent not prohibited by law, the corporation shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 3. The corporation shall indemnify any person who was or is a party or is threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the

Page 2 – Amendment to By-Laws

               May 26, 1972

court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 4. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 2 and 3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 5. Any indemnification under sections 2 and 3 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 2 and 3. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided by section 5 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article.

Section 7. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

Section 9. Each of the provisions hereof shall be deemed and considered a separate and severable provision so that if any provision is deemed or declared to be invalid or unenforceable, this shall have no effect on the validity or enforceability of any of the other provisions.

Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

At a consent meeting of the Board of Directors of Photon Sources, Inc. on June 19, 1972, the By-Laws of the corporation were amended as follows:

ARTICLE IV, Section 1, of the By-Laws is amended to read as follows:

Section 1. Number and Term of Directors. The business, property and affairs of this corporation shall be managed by a board of directors composed of five members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified. A director may be removed from office at any time by a majority vote of the shareholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

/s/ Mark W. Griffin
Mark W. Griffin, Assistant Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

Act the annual meeting of the Board of Directors of Photon Sources, Inc. on April 27, 1976, the By-Laws of the corporation were amended as follows:

ARTICLE I, Section 2, of the By-Laws is amended to read as follows:

Section 2. Annual Meeting of Shareholders. On the last Tuesday of April each year, an annual meeting of the shareholders shall be held, one of the purposes of which shall be the election of a Board of Directors.

ARTICLE I, Section 5, of the By-Laws is amended to read as follows:

Section 5. Order of Business at Annual Meeting. The order of business at the annual meeting of the shareholders shall be as follows:

a.	Roll call and tabulation of shares present in person and by proxy.

b.	Filing Notice and Proof of Mailing.

c.	Reading of minutes of previous meeting.

d.	Election of Directors.

e.	Transaction of other business mentioned in the Notice.

f.	Report of President.

g.	Report of Treasurer.

h.	Adjournment.

provided that, in the absence of any objection, the presiding officer may vary the order of business at discretion.

ARTICLE V, Section 2, of the By-Laws is amended to read as follows:

Section 2. Vice-Presidents. The Board may choose such Vice-Presidents as from time to time it may deem appropriate. The Vice-Presidents shall not have authority to act in the place of the President except for such authority as may be specifically from time to time specified by the Board.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

At a meeting of the Board of Directors of Photon Sources, Inc. on December 9, 1977, the By-Laws of the corporation were amended as follows:

ARTICLE I, Section 2, of the By-Laws is amended to read as follows:

Section 2. Annual Meeting of Shareholders. On the 4th Tuesday of January of each year, an annual meeting of the shareholders shall be held, one of the purposes of which shall be the election of a Board of Directors.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

At a consent meeting of the Board of Directors of Photon Sources, Inc. on June 7, 1979, the By-Laws of the corporation were amended as follows:

ARTICLE IV, Section 1 of the By-Laws is amended to read as follows:

Section 1. Number and Term of Directors. The business, property and affairs of this corporation shall be managed by a board of directors composed of seven members, who need not be shareholders. Each director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified. A director may be removed from office at any time by a majority vote of the shareholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

December 14, 1981

At a regular meeting of the Board of Directors of Photon Sources, Inc., held on December 14, 1981, the By-Laws of the Corporation were amended as follows:

Section 2., Annual Meeting of Shareholders, of ARTICLE I of the By-Laws is amended to read as follows:

Section 2. Annual Meeting of Shareholders. An annual meeting of the Shareholders shall be held in January each year at a time and place to be determined by the Board of Directors each year.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary

AMENDMENT TO BY-LAWS

PHOTON SOURCES, INC.

December 23, 1981

At a consent meeting of the Board of Directors of Photon Sources, Inc., held as of December 23, 1981, the By-Laws of the Corporation were amended as follows:

ARTICLE IV of the By-Laws is amended to add Section 13 to read as follows:

Section 13. Action By Telephone. A special meeting of the Board of Directors may be held by telephone with the same notice and quorum requirements as required for other special meetings.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary

AMENDMENT TO BYLAWS

PHOTON SOURCES, INC.

Effective December 31, 1982

At a consent meeting of the Board of Directors of Photon Sources, Inc., held as of January 4, 1983, the Bylaws of the Corporation were amended as follows:

ARTICLE IV, Section 1, of the Bylaws is amended to read as follows, effective December 31, 1982:

Section 1. Number and Term of Directors. The business, property and affairs of this Corporation shall be managed by a Board of Directors composed of six members, who need not be shareholders. Each Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified. A Director may be removed from office at any time by a majority vote of the shareholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary

AMENDMENT TO BYLAWS

PHOTON SOURCES, INC.

Effective January 30, 1985

At a consent meeting of the Board of Directors of Photon Sources, Inc. held as of November 28, 1984, the Bylaws of the Corporation were amended as follows:

ARTICLE IV, Section 1, of the Bylaws is amended to read as follows, effective January 30, 1985:

Section 1. Number and Term of Directors. The business, property and affairs of this Corporation shall be managed by a Board of Directors composed of five members, who need not be shareholders. Each Director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified. A Director may be removed from office at any time by a majority vote of the shareholders at any regular or special meeting, in which case a vacancy will occur, to be filled pursuant to the terms of the succeeding paragraph.

/s/ Mark W. Griffin
Mark W. Griffin, Secretary